UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2015

Comarco, Inc.

(Exact name of registrant as specified in its charter)

000-05449
(Commission File Number)

California	95-2088894
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

25541 Commercentre Drive, Lake Forest, California	92630-8870
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 599-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.        Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders (the “Annual Meeting”) on January 28, 2015. At that Annual Meeting, the Company’s shareholders voted on the following three proposals: (i) the election of six directors to serve until the next Annual Meeting of Shareholders and until their successors are elected; (ii) to approve, on an advisory basis, the compensation of our named executive officers and; (iii) the ratification of the appointment of Squar, Milner, Peterson, Miranda & Williamson LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2015. Only shareholders of record as of January 9, 2015 (the “Record Date”) were entitled to notice of and to vote at the Annual Meeting.

The results of the voting on each of the three proposals at the Annual Meeting are set forth below.

Proposal 1.     Election of Directors. At the Annual Meeting a total of six candidates were nominated for election to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected. Each shareholder was entitled to cast a number of votes equal to the number of shares of common stock held by such shareholder as of the Record Date for each of up to six nominees and the six nominees receiving the highest number of votes cast were elected.

All six candidates for election to the Board were nominated by the Board of Directors. As a result, the election was uncontested and all of those six candidates were elected to serve as the directors of the Company until the next Annual Meeting of Shareholders. The following table sets forth the names of those six candidates and the respective numbers of votes cast for and withheld:

	Votes Cast
	For	Withheld
Paul Borowiec	8,862,996	129,989
Wayne G. Cadwallader	8,912,996	79,989
Thomas W. Lanni	8,870,271	122,714
Richard T. LeBuhn	8,912,996	79,989
Michael R. Levin	8,820,271	172,714
Louis E. Silverman	8,870,271	122,714

There were a total of 2,508,325 broker non-votes with respect to the approval of the compensation of our named executive officers.

Proposal 2.     Advisory vote to approve the compensation of our named executive officer. At the Annual Meeting the Company’s shareholders approved, on a non-binding advisory basis, the compensation of our named executive officer. The vote required to approve this proposal was a majority of the shares present or represented by proxy at the Annual Meeting. Each shareholder was entitled to cast a number of votes for or against this proposal equal to the number of shares owned by the shareholder as of the Record Date.

The following table sets forth the respective numbers of votes cast for and against, and the number of shares abstaining from, this proposal:

Votes For	Percent(1)	Votes Against	Percent(1)	Abstentions	Percent(1)
8,881,785	98.8%	108,930	1.2%	2,270	0.0%
_________
(1) As a percent of the total number of shares voted on this Proposal.

There were a total of 2,508,325 broker non-votes with respect to the approval of the compensation of our named executive officers.

Proposal 3.     Ratification of Appointment of Independent Registered Public Accountants for Fiscal 2015. At the Annual Meeting the Company’s shareholders voted on a proposal to ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP, as the Company’s independent registered public accounting firm for the year ending January 31, 2015. The vote required to approve this proposal was a majority of the shares present or represented by proxy at the Annual Meeting. Each shareholder was entitled to cast a number of votes for or against this proposal equal to the number of shares owned by the shareholder as of the Record Date.

The following table sets forth the respective numbers of votes cast for and against, and the number of shares abstaining from, this proposal:

Votes For	Percent(1)	Votes Against	Percent(1)	Abstentions	Percent(1)
10,987,593	95.5%	505,984	4.4%	7,732	0.1%
_________
(1) As a percent of the total number of shares voted on this Proposal.

There were no broker non-votes with respect to this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2015	By:	COMARCO, INC. /s/ THOMAS W. LANNI
Thomas W. Lanni President and Chief Executive Officer